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                               WEBSTAKES.COM, INC.
                               11 West 19th Street
                               New York, NY 10011

Mr. Daniel Feldman
President
Webstakes.com, Inc.
450 Park Avenue South
Suite 403
New York, NY 10016

Dear Dan:

         This Letter Agreement sets forth the terms and provisions pursuant to which Webstakes.com, Inc. ("Webstakes" or the "Company") continues to employ you as President. The parties acknowledge that this agreement supercedes any previous agreements regarding your employment. The terms of your employment are as follows:

         1. SALARY. $150,000 annually effective as of January 1, 1999. Webstakes acknowledges that you have not received your full salary through the date hereof and may continue to defer your salary in your sole discretion, provided that Webstakes acknowledges that it will immediately upon demand pay to you all accrued salary in a lump sum.

         2. BONUS. Target bonus of $100,000 subject to standards to be determined which shall be payable no later than 105 days after the end of the Company's fiscal year. You will be paid a bonus of $175,000 upon completion of an initial public offering.

         3. BENEFITS. You shall be entitled to Webstakes' standard benefit program.

         4. OPTION GRANTS. Upon execution of this Letter Agreement, you shall be granted options to purchase 62,000 shares of Webstakes stock at an exercise price equal to $6.00.

         5. LOCATION. Your location shall be at the Company's headquarters in the New York metropolitan area.

         6. TERM.

         (a) The initial term shall be three (3) years commencing as of January 1, 1999. In the event of a termination by Webstakes of your employment without Cause (as hereinafter defined) you shall be entitled to severance equal to one years' salary plus an amount equal to any and all bonuses paid in the fiscal year prior to your termination (without mitigation or offset).

         (b) "Cause" shall mean only the following: (i) the willful failure by you to follow the reasonable directions of the Board not inconsistent with this Agreement (other than such failure resulting from your incapacity due to physical or mental illness) after written notice that such failure shall be deemed to be Cause and a 30 day period from such notice during which

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you may cure such nonperformance, (ii) willful misconduct by you that materially adversely affects the Company, (iii) commission of a felony or guilty plea or plea of nolo contendre to a crime other than minor traffic infractions, (iv) willful theft from the Company, (v) a willful violation of any law, rule or regulation, or the imposition of a final order issued by any regulatory authority against the Company, which, in any event, prohibits you from holding an executive position with the Company, (vi) habitual drunkenness or habitual use by you of illegal substances; or (vii) you fail to substantially perform any material term or provision of this Agreement.

         7. CONFIDENTIALITY AND NON-COMPETITION.

         (a) Secrecy. You agree to keep secret and retain in the strictest confidence all confidential matters of the Company, including, without limitation, trade secrets, customer lists, pricing policies, marketing plans, technical processes, inventions and research projects, and other business affairs of the Company, learned by you heretofore or hereafter ("Confidential Information"), and not to disclose them to anyone inside or outside of the Company, except in the course of providing services or with the express written consent of the Board of Directors for the Company and except to the extent such information is already known to the general public through no action or inaction on your part.

         (b) Return Memoranda, etc. You agree to deliver promptly to the Company on termination of your employment or as otherwise requested by the Company, Confidential Information and all memoranda, files, all correspondence (including e-mails, digital documents and hard copies), computer files, disks, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith which may then be possessed or under the control of you (hereinafter "Company Property"). You further agree that all Company Property belongs in its entirety to the Company. As such, you shall raise no claim of ownership or right to possession of Company Property, either during or subsequent to the term of employment.

         (c) Non-competition. You agree that at all times while employed by the Company and, regardless of the reason for termination of employment (except for termination without Cause or termination in connection with dissolution of the business or liquidation of the assets of the business (such dissolution or liquidation not to include any merger or sale of all or substantially all of the assets of the business), for a period of one (1) year thereafter, you will not, as a principal, agent, employee, employer, consultant, stockholder, investor, director or co-partner of any person, firm, corporation or business entity other than the Company, or in any individual or representative capacity whatsoever, directly or indirectly, without the express prior written consent of the
Company: (i) engage or participate in any business whose products or services are competitive with that of or those contemplated by the Company; (ii) aid or counsel any other person, firm, corporation or business entity to do any of the above; (iii) become employed by a firm, corporation, partnership or joint venture which competes with the business of or those contemplated by the Company; or (iv) approach, solicit business from, or otherwise do business or deal with any customer of the Company, if such approaching, solicitation, business or dealing is in connection with any product or service that is competitive to any product or service provided by or contemplated by the Company.

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         (d) During the initial term of this agreement and any renewal term and any additional period during which you may be employed by the Company (whether or not such employment shall be pursuant to written agreement) and for a one year period thereafter, you shall not without the express prior written approval of the Board of Directors of the Company (a) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, consultant, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (b) induce or solicit to employ or cause any competitive business or any other person or entity to induce or solicit to employ any person or agent who is then (or was at any time within six months prior to the date you or the competitive business employs or seeks to employ such person) engaged or retained by the Company.

         8. DISPUTE RESOLUTION. If the parties should have a material dispute arising out of or relating to this Letter Agreement or the parties' respective rights and duties hereunder, then the parties will resolve such dispute in the following manner: (i) any party may at any time deliver to the other a written dispute notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Paragraph 8; (ii) during the forty-five (45) day period following the delivery of the notice described in (i) above, appropriate representatives of the various parties will meet and seek to resolve the disputed issue through negotiation,
(iii) if representatives of the parties are unable to resolve the disputed issue through negotiation, then within thirty (30) days after the period described in
(ii) above, the parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in New York, New York in accordance with the then existing rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of New York, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement, (i) discovery shall be allowed and governed by the New York Code of Civil Procedure and (ii) the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each of the respective parties and the third of whom shall be the chairman of the panel and be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Nothing set forth above shall be interpreted to prevent the parties from agreeing in writing to submit any dispute to a single arbitrator in lieu of a three (3) member Board of Arbitration. Upon the completion of the selection of the Board of Arbitration (or if the parties agree otherwise in writing, a single arbitrator), an award or decision shall be rendered within no more than forty-five (45) days. Notwithstanding the foregoing, the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated only by the courts of the State of New York or the U.S. District Court in New York.

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         9. MISCELLANEOUS. This Letter Agreement represents the parties' entire agreement and understanding of the parties and may only be amended in writing. This Letter Agreement shall be governed by the laws of the State of New York.

         Please sign below to acknowledge your understanding and agreement with the terms and provisions of this agreement.


                                           Webstakes.com, Inc.



                                           By: /s/ Steven H. Krein
                                              ---------------------------------


Agreed to and Accepted By:


/s/ Daniel J. Feldman
-------------------------------------
Daniel Feldman


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